Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act 1933, of our report dated March 13, 2020 relating to the financial statements of Dada Nexus Limited (May 6, 2020 as to the convenience translation described in Note 2.5), appearing in the Registration Statement on Form F-1 (File No. 333-238193) (the “Earlier Effective Registration Statement”).

We also consent to the reference to us under the heading “Experts” in the Earlier Effective Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

June 5, 2020